                                                                     EXHIBIT 3.2

          FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA
         38499-98
       DEC 17, 1998
Nc: /s/ Dean Heller
----------------------
        Dean Heller



             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                      OF
                             THE ENTERPRISE, INC.
                           (After Issuance of Stock)

         We the undersigned, Carl King, President and Tammy Cloutier, Secretary of The Enterprise, Inc. do hereby certify:

         That the Board of Directors of The Enterprise, Inc. by unanimous board action, and on December 14, 1998, adopted the following resolution to amend the original articles of incorporation as follows:

         FIRST [Name] is hereby amended to read as follows:

         The name of the corporation is eHealth.com, Inc.

         FOURTH [Capital Stock] is hereby amended to read as follows:

         The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 shares of stock, all of one class, each with a par value of $0.0001 per share, which shall be known as "common stock." All of the voting power of the capital stock of this corporation will reside in the common stock. No capital stock of this corporation will be subject to assessment and no holder of any share or shares will have preemptive rights to subscribe to any or all issues of shares of securities of this corporation.

         The number of shares of said corporation outstanding and entitled to vote on the amendment to the Articles of Incorporation is 1,117,200: that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



/s/ Carl King
------------------------                               ------------------------
Carl King, President                                   Tammy Cloutier, Secretary

Articles of Amendment:I

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                      OF
                             THE ENTERPRISE, INC.
                           (After Issuance of Stock)

         We the undersigned, Carl King, President and Tammy Cloutier, Secretary of The Enterprise, Inc. do hereby certify:

         That the Board of Directors of The Enterprise, Inc. by unanimous board action, and on December 14, 1998, adopted the following resolution to amend the original articles of incorporation as follows:

         FIRST [Name] is hereby amended to read as follows:

         The name of the corporation is eHealth.com, Inc.

         FOURTH [Capital Stock] is hereby amended to read as follows:

         The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 shares of stock, all of one class, each with a par value of $0.0001 per share, which shall be known as "common stock". All of the voting power of the capital stock of this corporation will reside in the common stock. No capital stock of this corporation will be subject to assessment and no holder of any share or shares will have preemptive rights to subscribe to any or all issues of shares of securities of this corporation.

         The number of shares of said corporation outstanding and entitled to vote on the amendment to the Articles of Incorporation is 1,117,200: that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                   /s/ Tammy Cloutier
------------------------                        --------------------------------
Carl King, President                                   Tammy Cloutier, Secretary




Articles of Amendment:IA

PROVINCE OF BRITISH COLUMBIA    ) ss:


On this 15th day of December, 1998, personally appeared before me, a Notary Public, Carl King, President of The Enterprise, Inc., who acknowledged that he signed the above instrument.

                                                /s/ Todd A. McKendrick
                                                --------------------------
                                                NOTARY PUBLIC in and for
                                                the Province of British Columbia


                                                    TODD A. MCKENDRICK
                                                  BARRISTER & SOLICITOR
                                                1550 - 400 BURRARD STREET
                                                 VANCOUVER, B.C. V6C 3A6
                                                  TELEPHONE: 689-2626



Articles of Amendment:3A

STATE OF CALIFORNIA     )
                        ) ss
County of Los Angeles   )

         On this 15th day of December, 1998, personally appeared before me, a Notary Public, Tammy Cloutier, Secretary of The Enterprise, Inc., who acknowledged that she signed the above instrument.



                  BENNY LAKATOS               /s/ Benny Lakatos
               COMMISSION 1175460             ----------------------------
 [LOGO]      NOTARY PUBLIC CALIFORNIA         NOTARY PUBLIC in and for the
                LOS ANGELES COUNTY            State of California, residing at:
           MY COMM. EXPIRES MAR 6, 2002       Comm. Expires: 3/6/2002




Articles of Amendment:2